                      MACKENZIE INVESTMENT MANAGEMENT INC.
                           Via Mizner Financial Plaza
                           700 South Federal Highway
                           Boca Raton, Florida 33432
                                     U.S.A.
                                 (561) 393-8900


                             FOR IMMEDIATE RELEASE


                  MACKENZIE INVESTMENT MANAGEMENT INC. REPORTS
                    FINANCIAL RESULTS FOR THE FOURTH QUARTER
                         AND YEAR ENDED MARCH 31, 2000


BOCA RATON, FLORIDA - May 15, 2000 - Mackenzie Investment Management Inc. (the "Corporation") (stock symbol TSE - MCI), a majority-owned subsidiary of Mackenzie Financial Corporation ("MFC") (stock symbols TSE and ME - MKF; NASDAQ
- MKFCF), reports its consolidated financial results for the three- and twelve-month periods ended March 31, 2000 in condensed form. For the following financial summary, results are in thousands of dollars (U.S.) except per share figures and where otherwise stated.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are DENOMINATED IN U.S. CURRENCY. The Corporation has reviewed its consolidated financial statements for the periods presented for compliance with accounting principles generally accepted in Canada and has determined that there are no material differences between the amounts reported in these financial statements and the amounts which would be reported in accordance with accounting principles generally accepted in Canada.

FINANCIAL SUMMARY:

 TWELVE MONTH PERIOD                                          March 31,
                                                          2000        1999                (Decrease)
                                                         U.S.$        U.S.$           U.S.$         %
 Revenues                                                  63,506       66,256         (2,750)       (4.2)
 Income before income taxes                                10,912       13,700         (2,788)      (20.4)
 Net income                                                 6,448        8,549         (2,101)      (24.6)
 Basic earnings per share                                    0.34         0.45          (0.11)      (24.4)
 Diluted earnings per share                                  0.34         0.44          (0.10)      (22.7)


 THREE MONTH PERIOD                                         Fourth Quarter                  Increase
                                                            2000        1999
                                                           U.S.$        U.S.$           U.S.$         %

 Revenues                                                  17,815       15,477           2,338        15.1
 Income before income taxes                                 4,489        3,152           1,337        42.4
 Net income                                                 2,898        1,865           1,033        55.4
 Basic earnings per share                                    0.16         0.10            0.06        60.0
 Diluted earnings per share                                  0.16         0.10            0.06        60.0

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (U.S. DOLLARS)



                                     ASSETS


                                                                                             MARCH 31,
                                                                                   2000                 1999
------------------------------------------------------------------------------------------------------------------
 ASSETS:
   Cash and cash equivalents                                                 $     41,095,301   $      51,032,223
   Marketable securities                                                            3,388,768           1,447,734
   Receivables:
     Funds for fees and expense advances                                            4,725,964           5,372,633
     Other                                                                          1,893,628             854,343
   Property and equipment, net of accumulated
     depreciation of $2,958,305 in 2000 and $2,262,386
     in 1999                                                                        1,084,212           1,306,696
   Management contracts, net of accumulated
     amortization of $7,954,929 in 2000 and $6,831,667
     in 1999                                                                        5,430,191           5,643,284
   Deferred selling commissions                                                     5,828,749           1,761,002
   Other assets                                                                       624,964             751,342
------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                           $     64,071,777   $      68,169,257
------------------------------------------------------------------------------------------------------------------


                                          LIABILITIES AND STOCKHOLDERS' EQUITY


 LIABILITIES:
   Payable to the Funds for purchases of Funds' shares and
     expense reimbursements                                                  $        488,920   $         158,365
   Sub-advisory fees payable                                                        3,249,994           3,447,159
   Accounts payable, accrued expenses and other liabilities                         2,071,720           3,015,002
   Income taxes payable                                                               275,650           9,241,917
   Deferred tax liability                                                           1,690,899               2,976
------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                                             7,777,183          15,865,419
------------------------------------------------------------------------------------------------------------------

 COMMITMENTS


 STOCKHOLDERS' EQUITY:
   Capital stock, $.01 par value, 100,000,000 shares
     authorized, 18,591,800 and 19,210,200 shares
     issued and outstanding as of
     March 31, 2000 and 1999, respectively                                            185,918             192,102
   Additional paid-in capital                                                      37,952,532          40,403,488
   Retained earnings                                                               18,156,144          11,708,248
------------------------------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                                   56,294,594          52,303,838
------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $     64,071,777   $      68,169,257
------------------------------------------------------------------------------------------------------------------

                      MACKENZIE INVESTMENT MANAGEMENT INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (U.S. DOLLARS)



                                                               (UNAUDITED)
                                                                 FOR THE                                 FOR THE
                                                              QUARTERS ENDED                           YEARS ENDED
                                                                MARCH 31,                               MARCH 31,
                                                         2000              1999                 2000              1999
--------------------------------------------------------------------------------------------------------------------------
 REVENUES:
   Management and administration fees              $    10,158,123  $      9,626,873    $    39,610,738  $    40,955,150
   Sub-advisory fees from Canadian Funds                 3,253,687         1,580,389          9,468,542        5,994,295
   Distribution fees and other                           2,850,497         3,805,236          9,820,574       17,951,159
   Interest, dividends and other                           617,212           432,256          2,755,378        1,406,506
   Net realized gain on marketable securities            1,511,006                 -          1,514,857                -
   Net unrealized appreciation (depreciation)
     on marketable securities                             (575,738)           32,733            336,041          (51,229)
--------------------------------------------------------------------------------------------------------------------------
                                                        17,814,787        15,477,487         63,506,130       66,255,881
--------------------------------------------------------------------------------------------------------------------------

 EXPENSES:
   General and administrative                            6,127,214         4,614,273         24,487,764       18,717,901
   12b-1 Service fees                                    2,283,280         2,115,568          8,984,970        9,036,835
   Sub-advisory fees                                     3,309,921         3,445,034         13,603,911       14,826,319
   Amortization of management contracts                    291,677           270,474          1,123,262        1,081,895
   Amortization of deferred selling commissions            412,544         1,177,566          1,113,821        6,202,132
   Depreciation                                            181,774           149,788            696,535          549,930
   Interest                                                      -           105,408                  -          473,842
   Reimbursement to Funds for expenses                     719,611           446,999          2,584,021        1,667,174
--------------------------------------------------------------------------------------------------------------------------
                                                        13,326,021        12,325,110         52,594,284       52,556,028
--------------------------------------------------------------------------------------------------------------------------

 Income before income taxes                              4,488,766         3,152,377         10,911,846       13,699,853

 Provision for income taxes                              1,590,392         1,287,027          4,463,950        5,151,197
--------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                              2,898,374         1,865,350          6,447,896        8,548,656

  RETAINED EARNINGS, BEGINNING OF PERIOD                15,257,770         9,842,898         11,708,248        3,159,592
--------------------------------------------------------------------------------------------------------------------------
  RETAINED EARNINGS, END OF PERIOD                 $    18,156,144  $     11,708,248    $    18,156,144  $    11,708,248
--------------------------------------------------------------------------------------------------------------------------
 BASIC EARNINGS PER SHARE                          $          0.16  $           0.10    $          0.34  $          0.45
--------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING USED IN BASIC
   CALCULATION                                          18,593,822        19,209,633         18,781,410       19,137,480
--------------------------------------------------------------------------------------------------------------------------
 DILUTED EARNINGS PER SHARE                        $          0.16  $           0.10    $          0.34  $          0.44
--------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES OUTSTANDING
   USED IN DILUTED CALCULATION                          18,671,974        19,244,517         18,817,070       19,267,093
--------------------------------------------------------------------------------------------------------------------------

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (U.S. DOLLARS)



                                                                                   FOR THE YEARS
                                                                                  ENDED MARCH 31,
                                                                            2000                  1999
-----------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $       6,447,896    $       8,548,656
   Adjustments to reconcile net income to net cash (used in)
     provided by operating activities:
      Depreciation                                                            696,535              549,930
      Amortization of management contracts                                  1,123,262            1,081,895
      Amortization of deferred selling commissions                          1,113,821            6,202,132
      Deferred tax expense (benefit)                                        1,687,923           (4,656,197)
      Net realized gain on marketable securities                           (1,514,857)                   -
      Net unrealized (appreciation) depreciation on
         marketable securities                                               (336,041)              51,229
      Proceeds from the sale of marketable securities                       2,515,446                    -
      Purchases of marketable securities                                   (2,605,582)            (506,219)
      Payment of deferred selling commissions                              (5,181,570)          (3,876,736)
      Change in assets and liabilities:
        Receivables                                                          (392,616)             518,444
        Other assets                                                          126,378             (313,377)
        Payable to Funds for purchases of Funds' shares and
          expense reimbursements                                              330,555               65,687
        Sub-advisory fees payable                                            (197,165)            (316,788)
        Accounts payable, accrued expenses and other liabilities             (943,282)            (143,980)
        Income taxes payable                                               (8,966,267)           9,241,917
-----------------------------------------------------------------------------------------------------------

 Net cash (used in) provided by operating activities                       (6,095,564)          16,446,593
-----------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of management contracts                                          (910,169)                   -
   Purchases of property and equipment                                       (474,049)            (696,410)
   Proceeds from the sale of deferred selling commissions, net                      -           20,816,896
-----------------------------------------------------------------------------------------------------------

 Net cash (used in) provided by investing activities                       (1,384,218)          20,120,486
-----------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Note payable repayments                                                          -           (6,800,000)
   Purchase and retirement of common stock                                 (2,460,890)            (108,537)
   Proceeds from the exercise of stock options                                  3,750              413,900
-----------------------------------------------------------------------------------------------------------

 Net cash used in financing activities                                     (2,457,140)          (6,494,637)
-----------------------------------------------------------------------------------------------------------
 NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                      (9,936,922)          30,072,442

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              51,032,223           20,959,781
-----------------------------------------------------------------------------------------------------------

 CASH AND CASH EQUIVALENTS, END OF YEAR                             $      41,095,301    $      51,032,223
-----------------------------------------------------------------------------------------------------------

 Supplemental disclosures:
   Interest paid                                                    $               -    $         490,783
   Income taxes paid                                                $      11,740,000    $         495,000

THREE MONTH PERIOD

REVENUES

Revenues for the three-month period ended March 31, 2000 were $17.8 million, up 15% from $15.5 million for the comparable period last year, reflecting the increase in U.S. assets under management. Average U.S. net assets under management for the three-month period ended March 31, 2000 were $3,510 million compared to $3,373 million for the three-month period ended March 31, 1999, an increase of 4%, which caused management and administrative fees to increase by $531,000 compared to the three-month period ended March 31, 1999.

Fees received for providing sub-advisory services to the Universal mutual funds, sold in Canada and managed by MFC, increased $1,673,000, or 106%, as the Universal mutual funds' average net assets under management for the three-month period ended March 31, 2000 were $3,205 million compared to $1,341 million for the three-month period ended March 31, 1999, an increase of 139%.

Distribution related fees decreased by $955,000, or 25%, compared to the three-month period ended March 31, 1999, primarily due to the sale of the Class B deferred selling commission asset in March 1999. As a result of the sale, the purchaser receives 12b-1 distribution fees and redemption fees on the mutual fund shares represented by the Class B deferred selling commission asset sold. Consequently, there has been a decrease in the asset base on which the Corporation collects distribution related fees.

Interest, dividends and other revenue for the three-month period ended March 31, 2000 increased $185,000, or 43%, compared to the three-month period ended March 31, 1999, due to an increase in average cash balances primarily due to cash received from the sale of the Class B deferred selling commission asset.

Net unrealized appreciation (depreciation) and net realized gain on marketable securities for the three-month period ended March 31, 2000 increased $903,000, or 276%, compared to the three-month period ended March 31, 1999, primarily due to the Corporation's liquidation of its investment in Ivy European Opportunities Fund.

EXPENSES

Expenses for the three-month period ended March 31, 2000 were $13.3 million, up 8% from $12.3 million for the comparable period last year.

General and administrative expenses have increased $1,513,000, or 33%, due to an increase in staff size, primarily in sales and marketing, and an increase in expenses incurred for computer programming and contracted services.

Reimbursement to the Funds for expenses increased $273,000, primarily due to an increase in the number of funds for which the Corporation reimburses expenses. The Corporation has brought seven new funds to market since March 1999.

12b-1 Service fees increased $168,000 due to the increase in average U.S. assets under management.

During the three-month period ended March 31, 2000, certain expenses decreased when compared to the prior period last year. The amortization of deferred selling commissions decreased $765,000 as a result of the sale of the Class B deferred selling commission asset. Sub-advisory fees expense decreased $135,000 due to a decrease in the net assets of Ivy International Fund, for which a third party provides investment advisory services.

INCOME BEFORE TAXES for the three-month period ended March 31, 2000 of $4,488,000 increased by 42% as compared to $3,152,000 for the comparable period last year. After recording an income tax provision of $1,590,000, NET INCOME of $2,898,000 increased by $1,033,000 as compared to the corresponding period last year. Both BASIC AND DILUTED EARNINGS PER SHARE were $0.16 and $0.10 for the three-month period ended March 31, 2000 and 1999, respectively.

SALES of the U.S. managed mutual funds for the three-month period ended March 31, 2000 increased 173% over the corresponding period last year ($380 million versus $139 million). This represents the best quarter for sales by the Corporation since the quarter ended June 30, 1997. These stronger sales can be attributed to the increased interest in international investing, in addition to the reopening of Ivy European Opportunities Fund. For the three-month period ended March 31, 2000, redemptions were $529 million. Redemptions in Ivy International Fund, which is closed to new investors, represented $390 million, or 74%, of the total redemptions during this period. Redemptions for the corresponding period last year were $351 million.


TWELVE MONTH PERIOD

For the twelve-month period ended March 31, 2000, REVENUE decreased by 4% to $63.5 million from $66.3 million largely attributable to: (1) the sale of the Class B deferred selling commission asset; and (2) a decrease in average net assets under management in the U.S., which were $3,391 million for the twelve-month period ended March 31, 2000, as compared to $3,540 million for the comparable period last year, or a 4% decrease. EXPENSES for the twelve-month period ended March 31, 2000 of $52.6 million were comparable to the corresponding period last year. NET INCOME decreased $2.1 million, or 25%, to $6.4 million for the twelve-month period ended March 31, 2000 from $8.5 million for the comparable period last year. BOTH BASIC AND DILUTED EARNINGS PER SHARE were $0.34 for the twelve-month period ended March 31, 2000 as compared to basic and diluted earnings per share of $0.45 and $0.44, respectively, for the twelve-month period ended March 31, 1999.

GROSS SALES of the U.S. managed mutual funds were $764 million for the twelve-month period ended March 31, 2000 as compared to $518 million for the comparable period last year, an increase of 47%. For the twelve-month period ended March 31, 2000, redemptions were $1,271 million. Redemptions in Ivy International Fund represented $903 million, or 71%, of the total redemptions during this period. Redemptions for the corresponding period last year were $1,041 million.


MUTUAL FUND ASSETS UNDER MANAGEMENT

Mutual fund net assets under management in the U.S. increased 5% to $3,512 million at March 31, 2000 from $3,331 million at March 31, 1999. Assets managed for MFC increased 145% to $3,516 million at March 31, 2000 from $1,437 million at March 31, 1999.


ADDITIONAL INFORMATION

Normal Course Issuer Bid

In June 1998, the Corporation entered into a normal course issuer bid, which terminated in June 1999. During the first quarter of fiscal year 2000, the Corporation purchased 378,000 of its common shares at a total cost of $1,593,386 under this normal course issuer bid.

In July 1999, the Corporation entered into another normal course issuer bid, which was approved by the Toronto Stock Exchange, to purchase up to 941,610 of its common shares, representing 5% of the issued and outstanding common shares at the date of the notice. From the July 1999 bid commencement date through March 31, 2000, the Corporation purchased an additional 243,400 of its common shares at a total cost of $867,504. All shares were acquired at market price at the time of acquisition.

The Corporation believes that, at the dates of repurchase, its common shares were undervalued at the then market prices based on its earnings, and that the repurchase of common shares was an appropriate use of corporate funds and should benefit shareholders.

Ivy International Fund

The Corporation has internalized the portfolio management of its largest fund, Ivy International Fund, which has approximately $1.9 billion in assets. Previously, the fund had been sub-advised by an unrelated third party. The sub-advisory agreement, which provided for payment of sub-advisory fees at the rate of 0.60% of average daily net assets, will be terminated effective as of May 27, 2000. The Corporation will reopen the fund to new investors on or about June 1, 2000.

Ivy Cundill Value Fund

On April 18, 2000, the Corporation launched the Ivy Cundill Value Fund. The fund is sub-advised by Peter Cundill & Associates.

Reclassifications

Certain amounts in the 1999 consolidated financial statements have been reclassified to conform with the 2000 presentation.